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                                                                   Exhibit 10.15

                                                                  EXECUTION COPY

                         RECEIVABLES PURCHASE AGREEMENT

                           Dated as of April 25, 2000

                                 by and between

                     CENDANT MOBILITY FINANCIAL CORPORATION

                            as originator and seller,

                                       and

                        APPLE RIDGE SERVICES CORPORATION

                                    as buyer

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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS

Section 2.1    Sale and Purchase...............................................1

Section 2.2    Purchases.......................................................2

Section 2.3    No Assumption...................................................3

Section 2.4    No Recourse.....................................................3

Section 2.5    True Sales......................................................3

Section 2.6    Servicing of ARSC Purchased Assets..............................3

Section 2.7    Financing Statements............................................3

                                   ARTICLE III

                       CALCULATION OF ARSC PURCHASE PRICE

Section 3.1    Calculation of the ARSC Purchase Price..........................4

                                   ARTICLE IV

                         PAYMENT OF ARSC PURCHASE PRICE

Section 4.1    ARSC Purchase Price Payments....................................4

Section 4.2    The ARSC Subordinated Note......................................5

Section 4.3    Seller Adjustments; Originator Adjustments......................5

Section 4.4    Payments and Computations, Etc..................................6

                                    ARTICLE V

                              CONDITIONS PRECEDENT

Section 5.1    Conditions Precedent to Sales and Purchases.....................6

Section 5.2    Conditions Precedent to ARSC Subordinated Loans.................6


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

Section 6.1    Representations and Warranties of the Seller....................7

Section 6.2    Representations and Warranties of ARSC.........................11

                                   ARTICLE VII

                                GENERAL COVENANTS

Section 7.1    Affirmative Covenants of the Seller............................12

Section 7.2    Reporting Requirements.........................................15

Section 7.3    Negative Covenants of the Seller...............................17

Section 7.4    Affirmative Covenants of ARSC..................................18

                                  ARTICLE VIII

            ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE ARSC

                                PURCHASED ASSETS

Section 8.1    Rights of ARSC.................................................19

Section 8.2    Responsibilities of the Seller.................................20

Section 8.3    Further Action Evidencing Purchases............................20

Section 8.4    CMF Collections; Rights of ARSC and its Assignees..............21

                                   ARTICLE IX

                                   TERMINATION

Section 9.1    ARSC Purchase Termination Events...............................22

Section 9.2    Purchase Termination...........................................22


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

                                    ARTICLE X

                       INDEMNIFICATION; SECURITY INTEREST

Section 10.1   Indemnities by the Seller......................................23

Section 10.2   Security Interest..............................................25

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1   Amendments; Waivers, Etc.......................................25

Section 11.2   Notices, Etc...................................................26

Section 11.3   Cumulative Remedies............................................26

Section 11.4   Binding Effect; Assignability; Survival of Provisions..........26

Section 11.5   Governing Law..................................................26

Section 11.6   Costs, Expenses and Taxes......................................26

Section 11.7   Submission to Jurisdiction.....................................27

Section 11.8   Waiver of Jury Trial...........................................28

Section 11.9   Integration....................................................28

Section 11.10  Captions and Cross References..................................28

Section 11.11  Execution in Counterparts......................................28

Section 11.12  Acknowledgment and Consent.....................................28

Section 11.13  No Partnership or Joint Venture................................29

Section 11.14  No Proceedings.................................................29

Section 11.15  Severability of Provisions.....................................29

Section 11.16  Recourse to the Seller.........................................29

Section 11.17  Recourse to ARSC...............................................29

Section 11.18  Confidentiality................................................30


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                                    APPENDIX

APPENDIX A              Definitions

                                    SCHEDULES

SCHEDULE 2.1            List of CMF Home Purchase Contracts

SCHEDULE 6.1(n) Principal Place of Business and Chief Executive Office of the Seller and List of Offices Where the Seller Keeps CMF Records

SCHEDULE 6.1(q)         List of Legal Names for Cendant Mobility Financial
                        Corporation

SCHEDULE 11.2           Notice Addresses

                                    EXHIBITS

EXHIBIT 2.1             Form of Notice of Additional CMF Home Purchase Contracts

EXHIBIT 4.2             Form of ARSC Subordinated Note


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                         RECEIVABLES PURCHASE AGREEMENT

            THIS RECEIVABLES PURCHASE AGREEMENT (this "AGREEMENT") dated as of April 25, 2000 made by and between CENDANT MOBILITY FINANCIAL CORPORATION, a Delaware corporation, as originator and seller (the "SELLER") and APPLE RIDGE SERVICES CORPORATION, a Delaware Corporation, as buyer ("ARSC").

            WHEREAS, the Seller has purchased certain Receivables and Related Assets from Cendant Mobility Services Corporation ("CMSC") and from time to time hereafter will create, and will purchase from CMSC, additional Receivables and Related Assets; and

            WHEREAS, the Seller wishes to sell Receivables and Related Assets that it now owns and Receivables and Related Assets that it from time to time hereafter will own to ARSC, and ARSC is willing to purchase such Receivables and Related Assets from the Seller from time to time, on the terms and subject to the conditions contained in this Agreement; and

            WHEREAS, ARSC intends to transfer the ARSC Purchased Assets to the Issuer from and after the Closing Date pursuant to the terms of the Transfer and Servicing Agreement;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used and not otherwise defined in this Agreement have the meanings specified in Part A of Appendix A or as specified in Appendix A of the Purchase Agreement. In addition, this Agreement shall be interpreted in accordance with the conventions set forth in Parts B, C and D of Appendix A.

                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS

            Section 2.1 SALE AND PURCHASE.

            (a) AGREEMENT. Upon the terms and subject to the conditions hereof, ARSC agrees to buy, and the Seller agrees to sell, all of the Seller's right, title and interest in and to the following:

                  (i) all CMSC Purchased Assets owned by the Seller on the Closing Date or thereafter purchased, and all rights of the Seller under the Purchase Agreement

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      and the PHH Guarantee with respect to the CMSC Purchased Assets
      (collectively, the "SELLER PURCHASED ASSETS");

                  (ii) all Receivables arising out of or with respect to Equity Payments, Mortgage Payments and Mortgage Payoffs made by the Seller in respect of Home Purchase Contracts to which CMF is a party from and after the Closing Date (collectively, the "SELLER RECEIVABLES");

                  (iii) all Related Property with respect to the Seller Receivables (collectively, the "SELLER RELATED PROPERTY");

                  (iv) all CMF Collections;

                  (v) all proceeds of and earnings on any of the foregoing; and

                  (vi) all of the right, title and interest (if any) CMF has in, to or under CMF Designated Receivables, including all Related Property with respect thereto and all proceeds thereof, including all rights, if any, to reimbursement of, or interest on, such CMF Designated Receivables.

            The items listed above in clauses (iii), (iv) and (v), whenever and wherever arising, are collectively referred to herein as the "SELLER RELATED ASSETS." The Seller Purchased Assets, the Seller Receivables and the Seller Related Assets are sometimes collectively referred to herein as the "SELLER ASSETS."

            As used herein, "CMF PURCHASED ASSETS" means Seller Purchased Assets that are being purchased or have been Purchased by ARSC hereunder; "CMF RECEIVABLES" means Seller Receivables that are being purchased or have been Purchased by ARSC hereunder; "CMF RELATED PROPERTY" means Seller Related Property that is being purchased or has been Purchased by ARSC hereunder; "CMF RELATED ASSETS" means Seller Related Assets that are being purchased or have been Purchased by ARSC hereunder; and "ARSC PURCHASED ASSETS" means Seller Assets that are being purchased or have been Purchased by ARSC hereunder.

            Schedule 2.1 sets forth a list of all CMF Home Purchase Contracts as of the Closing Date. Each new Home Purchase Contract that is not an Excluded Contract and that is entered into by the Seller on any day in a month shall be added to the CMF Home Purchase Contracts and shall be reported on the last day of such month by delivering a notice as set forth in Exhibit 2.1 to ARSC or its designee, whereupon Schedule 2.1 shall be amended by the Seller to add such new Home Purchase Contract to the list of CMF Home Purchase Contracts set forth therein. On or prior to the date of the delivery of any such notice, the Seller shall indicate, or cause to be indicated, in its computer files, books and records that the CMF Receivables and other ARSC Purchased Assets then existing and thereafter created pursuant to or in connection with each such CMF Home Purchase Contract are being transferred to ARSC pursuant to this Agreement.

            (b) TREATMENT OF CERTAIN RECEIVABLES AND CMF RELATED ASSETS. It is expressly understood that (i) each Pool Receivable sold to ARSC hereunder, together with all other CMSC Purchased Assets and all CMF Related Assets then existing or thereafter created and arising with


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respect thereto, will thereafter be the property of ARSC (or its assignees), without the necessity of any further purchase or other action by ARSC (other than satisfaction of the conditions set forth herein) and (ii) the change of a Receivable's status from that of Unsold Home Receivable to Unbilled Receivable or from Unbilled Receivable to Billed Receivable shall not be deemed the creation of a new Receivable for any purpose.

            Section 2.2 PURCHASES. On the Closing Date, ARSC shall purchase all of the Seller's right, title and interest in and to all Seller Assets and in any property described in clause (vi) of Section 2.1 existing as of the close of business on the immediately preceding Business Day. On each Business Day thereafter until the ARSC Termination Date, ARSC shall purchase all of the Seller's right, title and interest in and to all Seller Assets and in any property described in clause (vi) of Section 2.1 existing as of the close of business on the immediately preceding Business Day that were not previously purchased by ARSC hereunder. Notwithstanding the foregoing, if an Insolvency Proceeding is pending with respect to either the Seller or ARSC prior to the Termination Date, the Seller shall not sell and ARSC shall not buy any ARSC Purchased Assets hereunder unless and until such Insolvency Proceeding is dismissed or otherwise terminated.

            Section 2.3 NO ASSUMPTION. The sales and Purchases of ARSC Purchased Assets do not constitute and are not intended to result in a creation or an assumption by ARSC or its successors and assigns of any obligation of CMSC, the Seller or any other Person in connection with the ARSC Purchased Assets (other than such obligations as may arise from the ownership of the Pool Receivables) or under the related Contracts or any other agreement or instrument relating thereto, including without limitation any obligation to any Obligors or Transferred Employees. None of the Servicer, ARSC or ARSC's assignees shall have any obligation or liability to any Obligor, Transferred Employee or other customer or client of CMSC (including without limitation any obligation to perform any of the obligations of CMSC under any Relocation Management Agreement, CMSC Home Purchase Contract, CMSC Related Property or any other agreement or any obligation of the Seller under any CMF Home Purchase Contract), except such obligations as may arise from the ownership of the Pool Receivables. Except as expressly provided in Section 3.05(j) of the Transfer and Servicing Agreement, no such obligation or liability to any Obligor, Transferred Employee or other customer or client of CMSC is intended to be assumed by the Servicer or its successors and assigns hereunder or under the Transfer and Servicing Agreement, and any such assumption is expressly disclaimed.

            Section 2.4 NO RECOURSE. Except as specifically provided in this Agreement, the sale and Purchase of the ARSC Purchased Assets and any other property described in clause (vi) of Section 2.1(a) under this Agreement shall be without recourse to the Seller; PROVIDED, HOWEVER, that the Seller shall be liable to ARSC and its successors and assigns for all representations, warranties, covenants and indemnities made by it pursuant to the terms of this Agreement (IT BEING UNDERSTOOD that such obligations of the Seller will not arise solely on account of the credit-related inability of an Obligor to pay a Receivable).

            Section 2.5 TRUE SALES. The Seller and ARSC intend the transfers of ARSC Purchased Assets hereunder to be true sales by the Seller to ARSC that are absolute and irrevocable and to provide ARSC with the full benefits of ownership of the ARSC Purchased Assets, and neither the Seller nor ARSC intends the transactions contemplated hereunder to be,


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or for any purpose to be characterized as, loans from ARSC to the Seller, secured by the ARSC Purchased Assets.

            Section 2.6 SERVICING OF ARSC PURCHASED ASSETS. Consistent with ARSC's ownership of all ARSC Purchased Assets and subject to the terms of the Pool Relocation Management Agreements, as between the parties to this Agreement, ARSC shall have the sole right to service, administer and collect all ARSC Purchased Assets, to assign such right and to delegate such right to others. In consideration of ARSC's purchase of the ARSC Purchased Assets and as more fully set forth in Section 11.12, the Seller hereby acknowledges and agrees that ARSC intends to assign for the benefit of the Issuer and its successors and assigns the rights and interests granted by the Seller to ARSC hereunder, and agrees to cooperate fully with the Issuer and its successors and assigns in the exercise of such rights.

            Section 2.7 FINANCING STATEMENTS. In connection with the transfer described above, the Seller agrees, at its expense, to record and file financing statements (and continuation statements when applicable) with respect to the ARSC Purchased Assets conveyed by the Seller meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and maintain the perfection of the transfer and assignment of its interest in the ARSC Purchased Assets to ARSC, and to deliver a file stamped copy of each such financing statement or other evidence of such filing to ARSC as soon as practicable after the Closing Date; PROVIDED, HOWEVER, that prior to recordation pursuant to Section 8.3 or the sale of a Home to an Ultimate Buyer, record title to such Home may remain in the name of the related Transferred Employee and no recordation in real estate records of the conveyance pursuant to the related Home Purchase Contract or Home Sale Contract shall be made except as otherwise required or permitted under Section 2.01(d)(i) of the Transfer and Servicing Agreement.

                                   ARTICLE III

                       CALCULATION OF ARSC PURCHASE PRICE

            Section 3.1 CALCULATION OF THE ARSC PURCHASE PRICE.

            (a) On each Business Day from and including the Closing Date to but excluding the Termination Date, the Seller shall deliver, or cause the Servicer to deliver, to ARSC an accounting (each, a "DAILY SELLER REPORT") with respect to (i) the Purchases of ARSC Purchased Assets to be made on such Business Day and (ii) the ARSC Purchase Price to be paid on account of the foregoing as calculated in accordance with this Section 3.1.

            (b) With respect to the Purchase of any ARSC Purchased Assets by ARSC from the Seller pursuant to Article II, (i) on the Closing Date, ARSC shall pay to the Seller a purchase price equal to $653,974,274, and (ii) on any day thereafter ARSC shall pay to the Seller a purchase price equal to the fair market value thereof using a discount rate and expected collection period to be recalculated monthly based on ARSC's weighted cost of funds and Average Days Outstanding for the prior month and assuming a reasonable return on ARSC's equity (each such purchase price, the "ARSC PURCHASE PRICE"), calculated in the case of each CMF Receivable at the time of such CMF Receivable's sale to ARSC, and adjusted to reflect


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such factors as the Seller and ARSC mutually agree will result in an ARSC
Purchase Price determined to be the fair market value of such ARSC Purchased Assets.

                                   ARTICLE IV

                         PAYMENT OF ARSC PURCHASE PRICE

            Section 4.1 ARSC PURCHASE PRICE PAYMENTS. On the terms and subject to the conditions of this Agreement, ARSC shall pay to the Seller on the Closing Date the ARSC Purchase Price for the ARSC Purchased Assets sold on such date, by paying such ARSC Purchase Price to the Seller in cash. On the terms and subject to the conditions of this Agreement, ARSC shall pay to the Seller, on each other Business Day on which any ARSC Purchased Assets are purchased from the Seller by ARSC pursuant to Article II, the ARSC Purchase Price for such ARSC Purchased Assets by paying such ARSC Purchase Price to the Seller in cash (including funds borrowed under the ARSC Subordinated Note as provided in the ARSC Subordinated Note and in Sections 4.2 and 5.2 of this Agreement).

            Section 4.2 THE ARSC SUBORDINATED NOTE. On the Closing Date, ARSC shall deliver to CMSC the ARSC Subordinated Note in the form set forth as
Exhibit 4.2. Pursuant to the terms of, and subject to the limitations set forth in, the ARSC Subordinated Note, CMF will request from CMSC an advance (each, an "ARSC SUBORDINATED LOAN") on or prior to the ARSC Termination Date for the purpose of purchasing ARSC Purchased Assets hereunder. Pursuant to the terms of the ARSC Subordinated Note, ARSC shall not request or receive any advance thereunder on any date if the aggregate principal amount outstanding thereunder on such date, after giving effect to such advance, would exceed an amount equal to five times the net worth of ARSC (such maximum amount required to be advanced at any time, the "ARSC SUBORDINATED NOTE CAP"). The ARSC Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of, the ARSC Subordinated Note. Notwithstanding any other provision of this Agreement, ARSC shall not use funds borrowed under the ARSC Subordinated Note for any purpose other than paying the ARSC Purchase Price.

            Section 4.3 SELLER ADJUSTMENTS; ORIGINATOR ADJUSTMENTS

            (a) With respect to any CMF Receivable created by the Seller, if on any day ARSC (or ARSC's assignee), the Servicer or the Seller determines that
(i) any CMF Receivable that (A) was not identified by or on behalf of the Seller in the Daily Seller Report as other than an Eligible Receivable on the Business Day such CMF Receivable was sold hereunder or (B) was otherwise treated as or represented to be an Eligible Receivable in any Receivables Activity Report, was not in fact an Eligible Receivable on such date or (ii) any of the representations or warranties set forth in Section 6.1(d) or 6.1(k) was not true when made with respect to such CMF Receivable or the related CMF Related Asset (each such CMF Receivable described in clause (i) or clause (ii), a "CMF NONCOMPLYING ASSET"), then the Seller shall pay the aggregate Unpaid Balance of such CMF Receivables (such payment, the "CMF NONCOMPLYING ASSET ADJUSTMENT") to ARSC in accordance with Section 4.3(c).

            (b) If on any day the Unpaid Balance of any CMF Receivable (i) is reduced as a result of any cash discount or any adjustment by the Seller, (ii) is subject to reduction on


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account of any offsetting account payable of the Seller to an Obligor or is reduced or cancelled as a result of a set-off in respect of any claim by, or defense or credit of, the related Obligor against the Seller (whether such claim, defense or credit arises out of the same or a related or an unrelated transaction) or (iii) is reduced on account of the obligation of the Seller to pay to the related Obligor any rebate or refund (each of the reductions and cancellations described above in clauses (i) through (iii), a "SELLER DILUTION ADJUSTMENT"), then the Seller shall pay such Seller Dilution Adjustment to ARSC in accordance with Section 4.3(c).

            (c) On each Business Day, the Seller shall pay to ARSC in cash in accordance with Section 4.4, an amount (a "SELLER ADJUSTMENT") equal to the SUM of (A) the aggregate Seller Dilution Adjustment, if any, for each day from and including the immediately preceding Business Day PLUS (B) the CMF Noncomplying Asset Adjustment, if any, for each day from and including the immediately preceding Business Day. The CMF Receivables that gave rise to any CMF Noncomplying Asset Adjustment shall remain the property of ARSC. From and after the day on which any CMSC Noncomplying Asset Adjustment or CMF Noncomplying Asset Adjustment is made, any collections received by ARSC that are identified as proceeds of the Receivables that gave rise to such CMSC Noncomplying Asset Adjustment or CMF Noncomplying Asset Adjustment and any Related Property with respect to such Receivable shall be promptly returned to the Seller.

            (d) The Seller shall pay to ARSC in cash, on the date of receipt by the Seller, any payment in respect of Originator Adjustments relating to the ARSC Purchased Assets made by CMSC to the Seller pursuant to the Purchase Agreement. The Seller shall instruct CMSC to deposit all payments in respect of such Originator Adjustments directly in the Collection Account.

            Section 4.4 PAYMENTS AND COMPUTATIONS, ETC. All amounts to be paid by the Seller to ARSC hereunder shall be paid in accordance with the terms hereof no later than 11:00 a.m. (New York time) on the day when due in United States dollars in immediately available funds to an account specified in writing from time to time by ARSC or its designee. Payments received by ARSC after such time shall be deemed to have been received on the next Business Day. If any payment becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. The Seller shall pay to ARSC, on demand, interest on all amounts not paid when due hereunder at a rate equal to the Prime Rate plus 2% per annum; PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day). All payments made under this Agreement shall be made without set-off or counterclaim.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

            Section 5.1 CONDITIONS PRECEDENT TO SALES AND PURCHASES. No Purchase of ARSC Purchased Assets shall be made hereunder on any date on which ARSC does not have


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sufficient funds available to pay the ARSC Purchase Price in cash (including cash made available to ARSC under the ARSC Subordinated Loan).

            Section 5.2 CONDITIONS PRECEDENT TO ARSC SUBORDINATED LOANS. ARSC shall not request any ARSC Subordinated Loan under the ARSC Subordinated Note unless the following conditions precedent have been satisfied on the date of such ARSC Subordinated Loan:

            (a) the ARSC Subordinated Note shall have been duly executed and delivered by ARSC and shall be in full force and effect;

            (b) no Event of Bankruptcy shall have occurred and be continuing with respect to ARSC; and

            (c) after giving effect to such ARSC Subordinated Loan, the aggregate outstanding principal amount of the ARSC Subordinated Note shall not exceed the ARSC Subordinated Note Cap.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

            Section 6.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. In order to induce ARSC to enter into this Agreement and to make Purchases hereunder, the Seller hereby makes the representations and warranties set forth in this Section 6.1, in each case as of the date hereof, as of the Closing Date, as of the date of each Purchase hereunder and as of any other date specified in such representation and warranty.

            (a) ORGANIZATION AND GOOD STANDING. The Seller is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Seller had at all relevant times, and now has, all necessary power, authority and legal right to own and sell the ARSC Purchased Assets.

            (b) DUE QUALIFICATION. The Seller is duly qualified to do business, is in good standing as a foreign corporation, and has obtained (or has filed all necessary applications for and will obtain within 60 days of the Closing Date) all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals and in which the failure so to qualify or to obtain such licenses and approvals or to preserve and maintain such qualification, licenses or approvals could reasonably be expected to give rise to a Material Adverse Effect.

            (c) POWER AND AUTHORITY: DUE AUTHORIZATION. The Seller (i) has all necessary corporate power and authority (A) to execute and deliver this Agreement, the Contracts and the other Transaction Documents to which it is a party, (B) to perform its obligations under this Agreement, the Contracts and the other Transaction Documents to which it is a party and (C) to


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sell and assign the ARSC Purchased Assets transferred hereunder on and after such date, on the terms and subject to the conditions herein and therein provided and (ii) has duly authorized by all necessary corporate action such sale and assignment and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement, the Contracts and the other Transaction Documents to which it is a party.

            (d) VALID SALE; BINDING OBLIGATIONS. This Agreement constitutes a valid sale, transfer, set-over and conveyance to ARSC of all of the Seller's right, title and interest in, to and under the Pool Receivables transferred hereunder on such date, which is perfected and of first priority (subject to Permitted Liens and Permitted Exceptions) under the UCC and other applicable law, enforceable against creditors of, and purchasers from, the Seller, free and clear of any Lien (other than Permitted Liens); and this Agreement constitutes, and each other Transaction Document to which the Seller is a party when duly executed and delivered will constitute, a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except
(i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) NO CONFLICT OR VIOLATION. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to be signed by the Seller, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under (A) the certificate of incorporation or the by-laws of the Seller or (B) any material indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which the Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien on any of the ARSC Purchased Assets pursuant to the terms of any such material indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument other than this Agreement and the other Transaction Documents or
(iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation applicable to the Seller or of any federal, state, local or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller, which conflict or violation described in this clause (iii), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (f) LITIGATION AND OTHER PROCEEDINGS. (i) There is no action, suit, proceeding or investigation pending, or to the best knowledge of the Seller threatened, against the Seller before any court, arbitrator, regulatory body, administrative agency or other tribunal or governmental instrumentality and (ii) the Seller is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority that, in the case of either of the foregoing clauses (i) or (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the sale of any ARSC Purchased Asset by the Seller to ARSC, the creation of a material amount of CMF Receivables or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document,
(C) seeks any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any other Transaction Document to which it is a party or the validity or enforceability of this Agreement or any other Transaction Document to which it is a party or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

            (g) GOVERNMENTAL APPROVALS. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, (i) all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Seller in connection with the conveyance of the ARSC Purchased Assets transferred hereunder on and after such date, or the due execution, delivery and performance by the Seller of this Agreement or any other Transaction Document to which it is a party and the consummation of the transactions contemplated by this Agreement or any other Transaction Documents to which it is a party have been obtained or made and are in full force and effect and (ii) all filings with any Governmental Authority that are required to be obtained in connection with such conveyance and the execution and delivery by the Seller of this Agreement have been made; PROVIDED, HOWEVER, that prior to recordation pursuant to Section 8.3 or the sale of a Home to an Ultimate Buyer, record title to such Home may remain in the name of the related Transferred Employee and no recordation in real estate records of the conveyance pursuant to the related Home Purchase Contract or Home Sale Contract shall be made except as otherwise required or permitted under Section 2.01(d)(i) of the Transfer and Servicing Agreement.

            (h) MARGIN REGULATIONS. The Seller is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System). The Seller has not taken and will not take any action to cause the use of proceeds of the sales hereunder to violate said Regulations T, U or X.

            (i) TAXES. The Seller has filed (or there have been filed on its behalf as a member of a consolidated group) all tax returns and reports required by law to have been filed by it and has paid all taxes, assessments and governmental charges thereby shown to be owing by it, other than any such taxes, assessments or charges (i) that are being diligently contested in good faith by appropriate proceedings, for which adequate reserves in accordance with GAAP have been set aside on its books and that have not given rise to any Liens (other than Permitted Liens) or (ii) the amount of which, either singly or in the aggregate, would not have a Material Adverse Effect.

            (j) SOLVENCY. After giving effect to the conveyance of ARSC Purchased Assets hereunder on such date, the Seller is solvent and able to pay its debts as they come due and has adequate capital to conduct its business as presently conducted.

            (k) QUALITY OF TITLE/VALID TRANSFERS.

                  (i) Immediately before the Purchase to be made by ARSC
            hereunder on such date, each ARSC Purchased Asset to be sold to ARSC shall be owned by the Seller free and clear of any Lien (other than any Permitted Lien), and the Seller shall have made all filings and shall have taken all other action under applicable law in each relevant jurisdiction in order to protect and perfect the ownership interest of ARSC and its successors and assigns in such ARSC Purchased Assets against all creditors of, and purchasers from, the Seller (subject to Permitted Exceptions).

                  (ii) With respect to each Pool Receivable transferred
            hereunder on such date, ARSC shall acquire a valid and (subject to Permitted Exceptions) perfected ownership interest in such Pool Receivable and any identifiable proceeds thereof, free and clear of any Lien (other than any Permitted Liens).

                  (iii) Immediately prior to the sale of an ARSC Purchased Asset hereunder on such date, no effective financing statement or other instrument similar in effect that covers all or part of any ARSC Purchased Asset or any interest therein is on file in any recording office except such as may be filed (A) in favor of CMSC in accordance with the Pool Relocation Management Agreements, (B) in favor of the Seller in accordance with the Purchase Agreement, (C) in favor of ARSC pursuant to this Agreement, (D) in favor of ARSC's successors and assigns pursuant to the Transfer and Servicing Agreement or the Indenture or otherwise filed by or at the direction of ARSC's successors and assigns or (E) to evidence any Mortgage on a CMSC Home or CMF Home created by a Transferred Employee.

                  (iv) The ARSC Purchase Price constitutes reasonably equivalent value for the ARSC Purchased Assets conveyed in consideration therefor on such date, and no purchase of an interest in such ARSC Purchased Assets by ARSC from the Seller constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or subject to subordination under similar laws or principles or for any other reason.

            (l) ELIGIBLE RECEIVABLES. Each CMF Receivable included in the ARSC Purchased Assets transferred hereunder on such date, unless otherwise identified to ARSC and its assignees by the Seller in the related Daily Seller Report, is an Eligible Receivable on such date.

            (m) ACCURACY OF INFORMATION. All written information furnished by the Seller to ARSC or its successors and assigns pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein with respect to the ARSC Purchased Assets transferred hereunder on such date is true and correct in all material respects on such date.

            (n) OFFICES. The principal place of business and chief executive office of the Seller is located, and the offices where the Seller keeps all CMF Records (and all original documents relating thereto) are located, at the addresses specified in Schedule 6.1(n), except that (i) Home Deeds and related documents necessary to close CMF Home sale transactions, including powers of attorney, may be held by local attorneys or escrow agents acting on behalf of the Seller in connection with the sale of CMF Homes to Ultimate Buyers, so long as such local attorneys are notified that such Home Deeds constitute property of CMF and also are notified of the interest of ARSC's assignees therein and (ii) CMF Records relating to the ARSC Purchased Assets arising under or in connection with any Pool Relocation Management Agreement may be maintained at the offices of the related Employer.

            (o) PAYMENT INSTRUCTIONS TO OBLIGORS. The Seller has instructed (i) all Obligors to remit all payments on the ARSC Purchased Assets directly to one of the Lockboxes or Lockbox Accounts, (ii) all Lockbox Banks to deposit all Pool Collections remitted to a Lockbox directly to the related Lockbox Account and
(iii) all Persons receiving Home Sale Proceeds to deposit such Home Sale Proceeds in one of the Lockboxes or Lockbox Accounts within two Business Days after receipt, except to the extent a longer escrow period is required under applicable law, in which case such Home Sale Proceeds shall be deposited into one of the Lockboxes or Lockbox Accounts within one Business Day after the expiration of such period.

            (p) INVESTMENT COMPANY ACT. The Seller is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act.

            (q) LEGAL NAMES. Except as described in Schedule 6.1(q), since January 1, 1995, the Seller (i) has not been known by any legal name other than its corporate name as of the date hereof, (ii) has not been the subject of any merger or other corporate reorganization that resulted in a change of name, identity or corporate structure and (iii) has not used any trade names other than its actual corporate name.

            (r) COMPLIANCE WITH APPLICABLE LAWS. The Seller is in compliance with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities (federal, state, local or foreign, including without limitation Environmental Laws), a violation of any of which, individually or in the aggregate for all such violations, is reasonably likely to have a Material Adverse Effect.

            (s) CREDIT AND COLLECTION POLICY. As of the date each CMF Receivable is transferred hereunder, the Seller has complied in all applicable material respects with the Credit and Collection Policy with respect to such CMF Receivable transferred on such date and the related Contract.

            (t) ENVIRONMENTAL. On such date, to the best knowledge of Seller,
(i) there are no (A) pending or threatened claims, complaints, notices or requests for information received by Seller with respect to any alleged violation of any Environmental Law in connection with any CMF Home relating to any CMF Receivable transferred hereunder on such date or (B) pending or threatened claims, complaints, notices or requests for information received by Seller regarding potential liability under any Environmental Law in connection with any CMF Home relating to any CMF Receivable transferred hereunder on such date and (ii) the Seller is in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters, if any, that are required to be held by it under applicable law in connection with any CMF Homes relating to any CMF Receivable transferred hereunder on such date, other than those that, in the case of either clause (i) or (ii), singly or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

            (u) BUSINESS AND INDEBTEDNESS OF SELLER. The Seller has no Indebtedness for Borrowed Money except as permitted under this Agreement. The Seller has not engaged in any business other than the Purchase of CMSC Receivables and other CMSC Purchased Assets under the Purchase Agreement, the sale of ARSC Purchased Assets under this Agreement and the purchase and sale of CMF Homes and creation of CMF Receivables pursuant to related Equity Payments, Mortgage Payments and Mortgage Payoffs, and incidental activities related thereto.

            Section 6.2 REPRESENTATIONS AND WARRANTIES OF ARSC. ARSC hereby represents and warrants, on and as of the date hereof and on and as of the Closing Date, that (a) this Agreement has been duly authorized, executed and delivered by ARSC and constitutes ARSC's valid, binding and legally enforceable obligation, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, (b) the execution, delivery and performance of this Agreement does not violate any federal, state, local or foreign law applicable to ARSC or any agreement to which ARSC is a party and (c) all of the outstanding capital stock of ARSC is directly or indirectly owned by the Seller, and all such capital stock is fully paid and nonassessable.

                                   ARTICLE VII

                                GENERAL COVENANTS

            Section 7.1 AFFIRMATIVE COVENANTS OF THE SELLER. From the Closing Date until the termination of this Agreement in accordance with Section 11.4, the Seller hereby agrees that it will perform the covenants and agreements set forth in this Section 7.1.

            (a) COMPLIANCE WITH LAWS, ETC. The Seller will comply in all material respects with all applicable laws, rules, regulations, judgments, decrees and orders (including without limitation those relating to the CMF Receivables, CMF Home Purchase Contracts, CMF Related Assets and all Environmental Laws affecting any CMF Home), in each case to the extent that any such failure to comply, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (b) PRESERVATION OF CORPORATE EXISTENCE. The Seller (i) will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and (ii) will qualify and remain qualified in good standing as a foreign corporation in each jurisdiction in which the failure to preserve and maintain such qualification as a foreign corporation could reasonably be expected to have a Material Adverse Effect.

            (c) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Seller will maintain and implement administrative and operating procedures (including without limitation an ability to recreate records evidencing the CMF Receivables and the related CMF Related Assets in the event of the destruction of the originals thereof) and will keep and maintain all documents, books, records and other information that are necessary or advisable, in the reasonable determination of ARSC, for the collection of all amounts due under any or all CMF Receivables and the related CMF Related Assets. Upon the reasonable request of ARSC or its assignees made at any time after the occurrence and continuance of an Unmatured Servicer Default or a Servicer Default, the Seller will deliver copies of all CMF Records maintained pursuant to this Section 7.1(c) to ARSC or its designee. The Seller will maintain at all times accurate and complete books, records and accounts relating to the CMF Receivables and the related CMF

Related Assets, in which timely entries will be made. The Seller's computer files, books and records will be marked to indicate the sales of all ARSC Purchased Assets to ARSC hereunder and will include without limitation all payments received and all credits and extensions granted with respect to the ARSC Purchased Assets.

            (d) LOCATION OF RECORDS AND OFFICES. The Seller will keep its principal place of business and chief executive office and the offices where it keeps all CMF Records (and all original documents relating thereto other than those CMF Records that are maintained with local attorneys or escrow agents or at the offices of the relevant Employer as described in Section 6.1(n)) at the addresses specified in Schedule 6.1(n) or, upon not less than 30 days' prior written notice given by the Seller to ARSC and its assignees, at such other locations in jurisdictions in the United States of America where all action required by Section 8.3 has been taken and completed.

            (e) SEPARATE CORPORATE EXISTENCE OF THE SELLER. The Seller hereby acknowledges that the parties to the Transaction Documents are entering into the transactions contemplated by the Transaction Documents in reliance upon the Seller's identity as a legal entity separate from CMSC and the other CMS Persons. From and after the date hereof until the Final Payout Date, the Seller will take such actions as shall be required in order that:

                  (i) The Seller will conduct its business in office space allocated to it and for which it pays an appropriate rent and overhead allocation;

                  (ii) The Seller will maintain corporate records and books of account separate from those of each CMS Person and telephone numbers and stationery that are separate and distinct from those of each CMS Person;

                  (iii) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of any CMS Person;

                  (iv) The Seller will strictly observe corporate formalities in its dealings with the public and with each CMS Person, and funds or other assets of the Seller will not be commingled with those of any CMS Person. The Seller will at all times, in its dealings with the public and with each CMS Person, hold itself out and conduct itself as a legal entity separate and distinct from each CMS Person. The Seller will not maintain joint bank accounts or other depository accounts to which any CMS Person (other than the Servicer) has independent access;

                  (v) The duly elected board of directors of the Seller and duly appointed officers of the Seller will at all times have sole authority to control decisions and actions with respect to the daily business affairs of the Seller;

                  (vi) Not less than one member of the Seller's board of directors will be an Independent Director. The Seller will observe those provisions in its certificate of incorporation that provide that the Seller's board of directors will not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director and all other members of the Seller's board of directors unanimously approve the taking of such action in writing prior to the taking of such action;

                  (vii) The Seller will compensate each of its employees, consultants and agents from the Seller's own funds for services provided to the Seller; and

                  (viii) The Seller will not hold itself out to be responsible for the debts of any CMS Person.

            (f) PAYMENT INSTRUCTION TO OBLIGORS. The Seller will (or will cause the Servicer to) (i) instruct all Obligors to submit all payments on the Pool Receivables either (A) to one of the Lockboxes maintained at the Lockbox Banks for deposit in a Lockbox Account or (B) directly to one of the Lockbox Accounts and (ii) instruct all Persons receiving Home Sale Proceeds to deposit such Home Sale Proceeds in one of the Lockboxes or Lockbox Accounts within two Business Days after such receipt, except to the extent a longer escrow period is required under applicable law, in which case such Home Sale Proceeds will be deposited into one of the Lockboxes or Lockbox Accounts within one Business Day after the expiration of such period.

            (g) SEGREGATION OF COLLECTIONS. The Seller will use reasonable efforts to minimize the deposit of any funds other than Pool Collections into any of the Lockbox Accounts and, to the extent that any such funds are deposited into any of such Lockbox Accounts, promptly will identify any such funds or will cause such funds to be so identified to the Servicer, IT BEING UNDERSTOOD AND AGREED that the Seller does not hereby assume any affirmative duty to re-direct Obligors to remit funds to alternate locations.

            (h) IDENTIFICATION OF ELIGIBLE RECEIVABLES. The Seller will (or will cause the Servicer to) (i) establish and maintain necessary procedures for determining, no less frequently than each date on which a Daily Seller Report is required to be delivered pursuant to Section 3.1(a), whether each Receivable qualifies as an Eligible Receivable, and for identifying on any such date all CMF Receivables to be sold to ARSC on that date that are not Eligible Receivables and (ii) will provide to the Servicer in a timely manner information that shows whether, and to what extent, the CMF Receivables described in such Daily Seller Report are Eligible Receivables.

            (i) PAYMENT OF TAXES. The Seller will file (or there will be filed on its behalf as a member of a consolidated group) all tax returns and reports required by law to be filed by it and will pay all taxes, assessments and governmental charges thereby shown to be owing by it, except for any such taxes, assessments or charges (i) that are being diligently contested in good faith by appropriate proceedings, for which adequate reserves in accordance with GAAP have been set aside on its books and that have not given rise to any Liens (other than Permitted Liens) or (ii) the amount of which, either singly or in the aggregate, would not have a Material Adverse Effect.

            (j) RECEIVABLES REVIEWS. Upon reasonable prior notice, the Seller will permit ARSC or its assignees (or other Persons designated by ARSC from time to time) or their agents or representatives (including without limitation certified public accountants or other auditors), at the expense of the Seller and during regular business hours, (i) to examine and make copies of and abstracts from, and to conduct accounting reviews of, all CMF Records in the possession or under the control of the Seller, including without limitation the related Contracts, invoices and other documents related thereto and (ii) to visit the offices and properties of the Seller for the purpose of examining any materials described in the preceding clause (i) and to discuss matters relating to the CMF Receivables or the other ARSC Purchased Assets or the performance by the Seller of its obligations under any Transaction Document to which it is a party with any Authorized Officers of the Seller having knowledge of such matters or with the Seller's certified public accountants or other auditors; PROVIDED, HOWEVER, that all such reviews will occur no more frequently than twice per year (with only the first such review in any year being at the Seller's expense) unless (i) a Servicer Default has occurred and is continuing or (ii) ARSC or its successor or assignee has given advance written notice to the Seller that it believes the composition and/or performance of the ARSC Purchased Assets have deteriorated in a manner materially adverse to the interests of ARSC or its assignees.

            (k) ENVIRONMENTAL CLAIMS. The Seller will use commercially reasonable efforts to promptly cure and have dismissed with prejudice to the satisfaction of ARSC any actions and any proceedings relating to compliance with Environmental Laws relating to any CMF Home, but only to the extent that the conditions that gave rise to such proceedings were in existence as of the date on which ARSC acquired the related CMF Receivable.

            (l) TURNOVER OF COLLECTIONS. If the Seller or any of its agents or representatives at any time receives any cash, checks or other instruments constituting Pool Collections, such recipient will segregate and hold such payments in trust for, and in a manner acceptable to, the Servicer and will, promptly upon receipt (and in any event within one Business Day following receipt) remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to a Lockbox Account.

            (m) PERFORMANCE AND COMPLIANCE BY SELLER WITH CMF HOME PURCHASE CONTRACTS AND OTHER CONTRACTS. The Seller will, at its expense, timely and fully perform and comply with, or cause to be timely and fully performed and complied with all provisions, covenants and other promises required to be observed by it under the CMF Home Purchase Contracts and other Contracts related to the CMF Receivables.

            (n) COMPLIANCE WITH CREDIT AND COLLECTION POLICY. The Seller will (or will cause the Servicer to) comply in all material respects with the Credit and Collection Policy with respect to each CMF Receivable and the related Contract.

            (o) HOME PURCHASE CONTRACTS. From and after the Closing Date, the Seller will enter into, and purchase the related Homes pursuant to, all Home Purchase Contracts relating to the Pool Relocation Management Agreements and will make all Equity Payments, Mortgage Payments and Mortgage Payoffs to be made in connection therewith in accordance with the Pool Relocation Management Agreements.

            Section 7.2 REPORTING REQUIREMENTS. From the Closing Date until the termination of this Agreement in accordance with Section 11.4, the Seller agrees that it will furnish to ARSC or its assignees:

            (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 95 days after the end of each fiscal year of the Performance Guarantor and the Seller, as applicable, copies of (i) to the extent received by the Seller pursuant to Section 7.2(a) of the Purchase Agreement, the consolidated balance sheet of the Performance Guarantor and its consolidated subsidiaries as at the end of such fiscal year and the related statements of earnings and cash flows and stockholders' equity of the Performance Guarantor and its consolidated subsidiaries for such fiscal year and
(ii) copies of the statements of earnings of the Seller on a consolidated basis for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and certified by the chief financial officer, chief accounting officer or controller of the Seller (it being understood and agreed that such statements of earnings will be prepared in accordance with the Seller's customary management accounting practices as in effect on the date hereof and need not be prepared in accordance with GAAP);

            (b) MATERIAL ADVERSE EFFECT. Promptly and in any event within two Business Days after the president, chief financial officer, controller or treasurer of the Seller has actual knowledge thereof, written notice that describes in reasonable detail any event or occurrence that, individually or in the aggregate for all such events or occurrences, has had, or that such Authorized Officer in its reasonable good faith judgment determines could reasonably be expected to have, a Material Adverse Effect (as defined in the Indenture);

            (c) PROCEEDINGS. Promptly and in any event within five Business Days after an Authorized Officer of the Seller has knowledge thereof, written notice of (i) any litigation, investigation or proceeding of the type described in
Section 6.1(f) not previously disclosed to ARSC, (ii) any material adverse development that has occurred with respect to any such previously disclosed litigation, investigation or proceeding or (iii) any CMF Purchase Termination Event or ARSC Purchase Termination Event or event that, with the giving of notice or passage of time or both, would constitute an ARSC Purchase Termination Event;

            (d) ERISA EVENT. (i) As soon as possible and in any event within 30 days after the Seller knows or has reason to know that a "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any Plan, a statement of an Authorized Officer of the Seller setting forth details as to such reportable event and the action that the Seller or an ERISA Affiliate proposes to take with respect thereto, together with a copy of the notice of such reportable event, if any, given to the PBGC, the Internal Revenue Service or the Department of Labor; (ii) promptly and in any event within 10 Business Days after receipt thereof (or knowledge of the receipt by an ERISA Affiliate thereof), a copy of any notice the Seller receives relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such Plan; (iii) promptly and in any event within 10 Business Days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of the chief financial officer of the Seller setting forth details as to such failure and the action that the Seller proposes to take (or knows will be taken) with respect thereto, together with a copy of such notice given to the PBGC; and
(iv) promptly and in any event within 30 Business Days after receipt thereof by the Seller from the sponsor of a multiemployer plan (as defined in Section 3(37) of ERISA), a copy of each notice received by the Seller concerning the imposition of withdrawal liability or a determination that a multiemployer plan is, or is expected to be, terminated or reorganized;

            (e) ENVIRONMENTAL CLAIMS. Promptly and in any event within five Business Days after receipt thereof, notice and copies of all written claims, complaints, notices, actions, proceedings, requests for information or inquiries relating to the condition of any CMF Homes or compliance with Environmental Laws relating to the CMF Homes, other than those received in the ordinary course of business and that, singly or in the aggregate, do not represent events or conditions that would cause the representation set forth in
Section 6.1(t) to be incorrect; and

            (f) OTHER. Promptly, from time to time, such other information, documents, records or reports with respect to the ARSC Purchased Assets or the condition or operations, financial or otherwise, of the Seller as ARSC or its assignees may from time to time reasonably request in order to protect the interests of ARSC or such assignees under or as contemplated by this Agreement and the other Transaction Documents, including timely delivery of all such information required under any Enhancement Agreement.

            Section 7.3 NEGATIVE COVENANTS OF THE SELLER. From the Closing Date until the termination of this Agreement in accordance with Section 11.4, the Seller agrees that it will not:

            (a) SALES, LIENS, ETC. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than Permitted Liens) of anyone claiming by or through it on or with respect to, any ARSC Purchased Asset or any interest therein or any Lockbox or Lockbox Account, other than (i) sales of ARSC Purchased Assets pursuant to this Agreement and (ii) sales of Homes in accordance with the applicable Contracts;

            (b) NO MERGERS, ETC. Consolidate with or merge with or into any other Person or convey, transfer or sell all or substantially all of its properties and assets to any Person;

            (c) CHANGE IN NAME. Change its corporate name or the name under or by which it conducts its business or the jurisdiction in which it is incorporated unless the Seller has given ARSC and its assignees and the rating agencies then rating each Series of Notes at least 30 days' prior written notice thereof and unless, prior to any such change in name or jurisdiction of incorporation, the Seller has taken and completed all action required by Section 8.3;

            (d) HOME DEEDS. Record any Home Deeds with respect to any Homes except at the direction of ARSC or its assignees or as permitted by Section 8.3 hereof or by Section 2.01(d) of the Transfer and Servicing Agreement; and

            (e) EXTENSION OR AMENDMENT OF ARSC PURCHASED ASSETS. Extend, amend or otherwise modify the terms of any CMF Receivable included in the ARSC Purchased Assets, or amend, modify or waive any material term or condition related thereto, except in accordance with Section 3.10 of the Transfer and Servicing Agreement.

            (f) CHANGE IN PAYMENT INSTRUCTION TO OBLIGORS. Make any change in its instructions to Obligors or other Persons regarding payments to be made to the Seller or payments to be made to any Lockbox Account (except for a change in instructions solely for the purpose of directing such Obligors or other Persons to make such payments to another existing Lockbox Account), unless (i) the Indenture Trustee has received copies of a Lockbox Agreement with each new Lockbox Bank duly executed by the Originator, the Seller, the Issuer, the Indenture Trustee and such Lockbox Bank and (ii) in the case of any termination, ARSC or its successors and assigns have received evidence to their satisfaction that the Obligors that were making payments into a terminated Lockbox Account have been instructed in writing to make payments into another Lockbox Account then in use.

            (g) INDEBTEDNESS. Create, incur or permit to exist, or give any guarantee or indemnity in respect of, any Indebtedness except for (A) liabilities created or incurred by the Seller pursuant to the Transaction Documents to which it is a party or contemplated by such Transaction Documents and (B) other reasonable and customary operating expenses.

            (h) AMENDMENTS, ETC. Permit the validity or effectiveness of any Transaction Document to which it is a party or the rights and obligations created thereby or pursuant thereto to be amended, terminated, postponed or discharged, or permit any amendment to any Transaction Document to which it is a party without the consent of the Issuer and the Indenture Trustee, or permit any person whose obligations form part of the ARSC Purchased Assets to be released from such obligations, except in accordance with the terms of such Transaction Document.

            (i) CAPITAL EXPENDITURES. Incur or make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

            (j) LIMITATION ON BUSINESS. Engage in any business other than financing, purchasing, owning and selling and managing the ARSC Purchased Assets and the CMF Homes in the manner contemplated by the Transaction Documents and all activities incidental thereto, or enter into or be a party to any agreement or instrument other than any Transaction Document or documents and agreements incidental thereto.

            (k) CAPITAL CONTRIBUTIONS. Except as contemplated by the Transaction Documents, make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

            (l) CHARTER AMENDMENTS. Amend any provision of its certificate of incorporation or by-laws unless (a) (i) ARSC shall have received not less than five Business Days' prior written notice thereof and (ii) the certificate of incorporation of the Seller, as in effect on the date hereof, provides that such amendment can be made without the vote of the Seller's Independent Directors or
(b) the Majority Investors have consented to such amendment.

            (m) NET WORTH REQUIREMENTS. Declare or pay any distributions on any of its common stock or make any purchase, redemption or other acquisition of, any of its common stock if, after giving effect thereto, (i) the aggregate principal amount outstanding under the CMF Subordinated Note would exceed five times the net worth of the Seller or (ii) the net worth of the Seller would be less than $8,000,000.

            Section 7.4 AFFIRMATIVE COVENANTS OF ARSC. From the Closing Date until the termination of this Agreement in accordance with Section 11.4, ARSC hereby agrees that it will perform the covenants and agreements set forth in this Section 7.4.

            (a) ARSC hereby acknowledges that the parties to the Transaction Documents are entering into the transactions contemplated by the Transaction Documents in reliance upon

ARSC's identity as a legal entity separate from CMSC and the other CMS Persons. From and after the date hereof until one year and one day after the Final Payout Date, ARSC will take such actions as shall be required in order that:

                  (i) ARSC will conduct its business in office space allocated to it and for which it pays an appropriate rent and overhead allocation;

                  (ii) ARSC will maintain corporate records and books of account separate from those of each CMS Person and telephone numbers and stationery that are separate and distinct from those of each CMS Person;

                  (iii) ARSC's assets will be maintained in a manner that facilitates their identification and segregation from those of any CMS Person;

                  (iv) ARSC will strictly observe corporate formalities in its dealings with the public and with each CMS Person, and funds or other assets of ARSC will not be commingled with those of any CMS Person, except as expressly permitted by the Transaction Documents. ARSC will at all times, in its dealings with the public and with each CMS Person, hold itself out and conduct itself as a legal entity separate and distinct from each CMS Person. ARSC will not maintain joint bank accounts or other depository accounts to which any CMS Person (other than CMSC in its capacity as Servicer under the Transfer and Servicing Agreement) has independent access;

                  (v) The duly elected board of directors of ARSC and duly appointed officers of ARSC will at all times have sole authority to control decisions and actions with respect to the daily business affairs of ARSC;

                  (vi) Not less than one member of ARSC's board of directors will be an Independent Director. ARSC will observe those provisions in its certificate of incorporation that provide that ARSC's board of directors will not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to ARSC unless the Independent Director and all other members of ARSC's board of directors unanimously approve the taking of such action in writing prior to the taking of such action;

                  (vii) ARSC will compensate each of its employees, consultants and agents from ARSC's own funds for services provided to ARSC;

                  (viii) ARSC will not hold itself out to be responsible for the debts of any CMS Person; and

                  (ix) ARSC will take all actions necessary on its part to be taken in order to ensure that the facts and assumptions relating to ARSC set forth in the opinion of Orrick, Herrington & Sutcliffe LLP of even date herewith relating to substantive consolidation matters with respect to CMSC and CMF will be true and correct at all times.

            (b) ARSC assumes no obligations of the Originator under the Pool Relocation Management Agreements with respect to any Home Purchase Contracts, including without limitation the obligations of the Originator to make Equity Payments, Mortgage Payoffs and Mortgage Payments with respect to CMSC Homes or of the Seller to make Equity Payments, Mortgage Payoffs and Mortgage Payments with respect to CMF Homes.

                                  ARTICLE VIII

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                      RESPECT OF THE ARSC PURCHASED ASSETS

            Section 8.1 RIGHTS OF ARSC.

            (a) Subject to Section 8.4(b), the Seller hereby authorizes ARSC and its assignees and designees to take any and all steps in the Seller's name and on behalf of the Seller that ARSC, the Servicer and/or their respective designees determine are reasonably necessary or appropriate to collect all amounts due under any and all ARSC Purchased Assets, including without limitation endorsing the name of the Seller on checks and other instruments representing Pool Collections and enforcing such ARSC Purchased Assets.

            (b) ARSC shall have no obligation to account for, to replace, to substitute or to return any ARSC Purchased Asset to the Seller, except as provided in Section 4.3(c).

            (c) ARSC shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the ARSC Purchased Assets and all of ARSC's right, title and interest in, to and under this Agreement on whatever terms ARSC determines, pursuant to the Transfer and Servicing Agreement or otherwise.

            (d) As between the Seller and ARSC, ARSC shall have the sole right to retain any gains or profits created by buying, selling or holding the ARSC Purchased Assets.

            Section 8.2 RESPONSIBILITIES OF THE SELLER. Anything herein to the contrary notwithstanding:

            (a) The Seller agrees to deliver directly to the Servicer (for ARSC's account), within one Business Day after receipt thereof, any Pool Collections that it receives, in the form so received, and agrees that all such Pool Collections shall be deemed to be received in trust for ARSC and its assignees and shall be maintained and segregated separate and apart from all other funds and moneys of the Seller until delivery of such Pool Collections to the Servicer; and

            (b) The Seller hereby grants to ARSC an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by ARSC (whether or not from the Seller) in connection with any ARSC Purchased Asset (which power of attorney may be exercised by ARSC's successors and assigns in accordance with Section 8.4 and
Section 11.12(b)).

            (c) The Seller shall perform, or cause to be performed, all of its obligations hereunder and under the CMF Home Purchase Contracts and other Contracts related to the CMF

Receivables to which it is a party to the same extent as if such CMF Receivables had not been sold hereunder, and the exercise by ARSC or its designee or assignee of ARSC's rights hereunder or in connection herewith shall not relieve the Seller from any of its obligations under any such CMF Home Purchase Contracts or Contracts related to the CMF Receivables.

            Section 8.3 FURTHER ACTION EVIDENCING PURCHASES. The Seller agrees that from time to time, at its expense and upon reasonable request, it will promptly execute and deliver all further instruments and documents and take all further action as is reasonably necessary to perfect, protect or more fully evidence the Purchase of the ARSC Purchased Assets by ARSC hereunder, or to enable ARSC or its assignees to exercise or enforce any of its rights hereunder or under any other Transaction Document to which the Seller is a party; PROVIDED, HOWEVER, that the Seller will not file or record any Home Deeds except to the extent such recordation is required by local law, regulation or custom. Without limiting the generality of the foregoing, the Seller shall:

            (a) upon ARSC's request, execute and file such financing or continuation statements or amendments thereto or assignments thereof and such other instruments or notices as ARSC or its assignees may reasonably determine to be necessary or appropriate; and

            (b) mark the master data processing records evidencing the ARSC Purchased Assets and, if requested by ARSC or its assignees, legend (or cause the Servicer to legend) the CMF Home Purchase Contracts to reflect the sale of the ARSC Purchased Assets to ARSC pursuant to this Agreement.

            The Seller hereby authorizes ARSC and its assignees to file one or more financing or continuation statements and amendments thereto and assignments thereof with respect to all or any of the ARSC Purchased Assets, in each case whether now existing or hereafter purchased or generated by the Seller. If (i) the Seller fails to perform any of its agreements or obligations under this Agreement and does not remedy such failure within the applicable cure period, if any, and (ii) ARSC or its assignees in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect the interests of ARSC or its assignees under this Agreement, then ARSC or its assignees may (but shall not be required to) perform or cause performance of such agreement or obligation, and the reasonable expenses of ARSC or its assignees incurred in connection with such performance shall be payable by the Seller as provided in Section 10.1.

            Section 8.4 COLLECTIONS; RIGHTS OF ARSC AND ITS ASSIGNEES.

            (a) The Seller hereby transfers to ARSC the ownership of, and the exclusive dominion and control over, each of the Lockboxes and Lockbox Accounts owned by the Seller, and the Seller hereby agrees to take any further action that ARSC or its assignees may reasonably request in order to effect or complete such transfer.

            (b) At any time following the designation of a Servicer other than CMSC pursuant to the Transfer and Servicing Agreement:

                  (i) ARSC or its assignees may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to ARSC or its assignees;

                  (ii) At the request of ARSC or its assignees and at the Seller's expense, the Seller shall give notice of such ownership to each said Obligor and direct that payments be made directly to ARSC or its assignees;

                  (iii) At the request of ARSC or its assignees and at the Seller's expense, the Seller shall (A) assemble all of the CMF Records, to the extent such CMF Records are in its possession, or instruct any escrow agents holding any such documents, instruments and other records on its behalf to make the same available and (B) segregate all cash, checks and other instruments received by it from time to time constituting Pool Collections in a manner reasonably acceptable to ARSC or its assignees and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to ARSC or its assignees; and

                  (iv) The Seller hereby authorizes ARSC or its assignees to take any and all steps in the Seller's name and on behalf of the Seller that are necessary or desirable, in the reasonable determination of ARSC or its assignees, to collect all amounts due under any and all ARSC Purchased Assets, including without limitation endorsing the Seller's name on checks and other instruments representing Pool Collections and enforcing the ARSC Purchased Assets.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.1 ARSC PURCHASE TERMINATION EVENTS. The following events shall be "ARSC PURCHASE TERMINATION EVENTS":

            (a) The occurrence of an Event of Default or an Amortization Event with respect to all outstanding Series of Notes; or

            (b) Any representation or warranty made by the Seller under any of the Transaction Documents, any Daily Seller Report or other information or report delivered by the Seller with respect to the Seller or the ARSC Purchased Assets shall prove to have been untrue or incorrect in any material respect when made or deemed to have been made, such failure could reasonably be expected to have a Material Adverse Effect and such occurrence remains unremedied for 30 days; PROVIDED, HOWEVER, that any such incorrect representation relating to a CMF Receivable with respect to which the Seller has made a CMF Noncomplying Asset Adjustment pursuant to Section 4.3(a) of this Agreement shall not constitute an ARSC Purchase Termination Event; or

            (c) (i) The Seller shall fail to perform or observe, or cause to be performed or observed, as and when required, any term, covenant or agreement contained in this Agreement or any of the other Transaction Documents to which it is a party, or any CMF Home Purchase

Contract to which it is a party required on its part to be performed or observed, and such failure shall remain unremedied for: (A) in the case of a failure to maintain its separate corporate existence pursuant to Section 7.1(p), a failure to provide payment instructions to Obligors pursuant to Section 7.1(f), a failure to segregate Pool Collections pursuant to Section 7.1(g), a failure to provide access to records and required reports pursuant to Section 7.1(j), or a breach of any of the negative covenants of the Seller set forth in
Section 7.3, ten calendar days or (B) in the case of any other failure to perform or observe, as and when required, any term, covenant or agreement, which failure could reasonably be expected to have a Material Adverse Effect, 30 days or (iii) the Performance Guarantor shall fail to make any required payment under the PHH Guarantee and such failure shall remain unremedied for one Business Day or (iv) the Performance Guarantor otherwise fails to perform under the PHH Guarantee; or

            (d) An Event of Bankruptcy shall have occurred with respect to the Seller, CMSC or the Performance Guarantor; or

            (e) The representation and warranty in Section 6.1(k) shall not be true at any time with respect to a substantial portion of the ARSC Purchased Assets; or

            (f) Either (i) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Internal Revenue Code with respect to any of the ARSC Purchased Assets and such Lien shall not have been released within five days or if released, proved to the satisfaction of the rating agencies then rating each Series of Notes or (ii) the PBGC shall file, or shall indicate its intention to file, notice of a Lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with respect to any of the ARSC Purchased Assets; or

            (g) This Agreement, the Purchase Agreement or the PHH Guarantee shall cease to be in full force and effect for any reason other than in accordance with its terms; or

            (h) A CMF Purchase Termination Event or Transfer Termination Event shall have occurred.

If an ARSC Purchase Termination Event occurs, the Seller shall promptly give notice to ARSC and its assignees of such ARSC Purchase Termination Event.

            Section 9.2 PURCHASE TERMINATION. (a) On the ARSC Termination Date, the Seller shall cease transferring ARSC Purchased Assets to ARSC, PROVIDED that any right, title and interest of the Seller in and to any CMF Designated Receivables arising from any Servicer Advances made thereafter, including any Related Property relating thereto and proceeds thereof, shall continue to be transferred. Notwithstanding any cessation of the transfer to ARSC of additional ARSC Purchased Assets, ARSC Purchased Assets transferred to ARSC prior to the Termination Date and Pool Collections in respect of such ARSC Purchased Assets and the related Finance Charges, whenever accrued in respect of such ARSC Purchased Assets, shall continue to be property of ARSC available for transfer by ARSC pursuant to the Transfer and Servicing Agreement.

            (b) Upon the occurrence of an ARSC Purchase Termination Event, ARSC and its assignees shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing, the occurrence of an ARSC Purchase Termination Event shall not deny to ARSC or its assignees any remedy in addition to termination of its obligation to make Purchases hereunder to which ARSC or its assignees may be otherwise appropriately entitled, whether by statute or applicable law, at law or in equity.

                                    ARTICLE X

                       INDEMNIFICATION; SECURITY INTEREST

            Section 10.1 INDEMNITIES BY THE SELLER. Without limiting any other rights that any CMF Indemnified Party may have hereunder or under applicable law, the Seller agrees to indemnify ARSC and each of its successors, permitted transferees and assigns, and all officers, directors, shareholders, controlling Persons, employees and agents of any of the foregoing (each of the foregoing Persons, a "CMF INDEMNIFIED PARTY"), from and against any and all damages, losses, claims (whether on account of settlements or otherwise), actions, suits, demands, judgments, liabilities (including penalties), obligations or disbursements of any kind or nature and related costs and expenses (including reasonable attorneys' fees and disbursements) awarded against or incurred by any of them, arising out of or as a result of any of the following (all of the foregoing, collectively, "CMF INDEMNIFIED LOSSES"):

            (a) any representation or warranty made by the Seller under any of the Transaction Documents, any Daily Seller Report or any other information or report delivered by the Seller with respect to the Seller or the ARSC Purchased Assets, having been untrue or incorrect in any respect when made or deemed to have been made; PROVIDED, HOWEVER, that the Seller's obligation to make a CMF Noncomplying Asset Adjustment pursuant to Section 4.3(a) with respect to any representation made in Section 6.1(l) as to Eligible Receivables having been incorrect when made shall be the only remedy available to ARSC or its assignees relating to such incorrect representation;

            (b) the failure by the Seller to comply with any material applicable law, rule or regulation applicable to the Seller with respect to any ARSC Purchased Asset or any failure of a ARSC Purchased Asset to comply with any such law, rule or regulation as of the date of the sale of such ARSC Purchased Asset hereunder;

            (c) the failure to vest and maintain in ARSC a valid ownership or security interest in the ARSC Purchased Assets, free and clear of any Lien arising through the Seller or anyone claiming through or under the Seller (including without limitation any such failure arising from a circumstance described in the definition of Permitted Exceptions);

            (d) any failure of the Seller to perform its duties or obligations in accordance with the provisions of the Transaction Documents or any Contract, in each case to which it is a party;

            (e) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the transfer of any ARSC Purchased Assets to ARSC, whether at the time of any sale or at any subsequent time;

            (f) the failure by the Seller to pay when due any taxes owing by it (including sales, excise or property taxes) payable in connection with the ARSC Purchased Assets, other than any such taxes, assessments or charges that are being diligently contested in good faith by appropriate proceedings, for which adequate reserves in accordance with GAAP have been set aside on its books and that have not given rise to any Liens (other than Permitted Liens);

            (g) any reduction in the Unpaid Balance of any CMF Receivable included in the ARSC Purchased Assets as a result of (i) any cash discount or any adjustment by the Seller or any Affiliate of the Seller (other than CMSC, the Issuer or ARSC), (ii) any offsetting account payable of the Seller to an Obligor, (iii) a set-off in respect of any claim by, or defense or credit of, the related Obligor against the Seller or any Affiliate of the Seller (other than CMSC, the Issuer or ARSC) (whether such claim, defense or credit arises out of the same or a related or an unrelated transaction) or (iv) the obligation of the Seller to pay to the related Obligor any rebate or refund;

            (h) any product liability or personal injury claim in connection with the service which is the subject of any CMF Receivable or CMF Related Property; and

            (i) any investigation, litigation or proceeding related to any use by the Seller of the proceeds of any Purchase made hereunder.

            Notwithstanding anything to the contrary in this Agreement, any representations, warranties and covenants made by the Seller in this Agreement or the other Transaction Documents that are qualified by or limited to events or circumstances that have, or are reasonably likely to have, given rise to a Material Adverse Effect, shall (solely for purposes of the indemnification obligations set forth in this Section 10.1) be deemed not to be so qualified or limited.

            Notwithstanding the foregoing, no indemnification payments shall be payable by the Seller pursuant to this Section 10.1 until all amounts owing by the Issuer under the Indenture have been paid in full and all amounts payable by the Seller to CMSC under the CMF Subordinated Note have been paid in full.

            Notwithstanding the foregoing (and with respect to clause (ii) below, without prejudice to the rights that ARSC may have pursuant to the other provisions of this Agreement or the provisions of any of the other Transaction Documents), in no event shall any CMF Indemnified Party be indemnified for any CMF Indemnified Losses (i) resulting from negligence or willful misconduct on the part of such CMF Indemnified Party, (ii) to the extent the same includes losses in respect of ARSC Purchased Assets and reimbursement therefor that would constitute credit recourse to the Seller for the amount of any ARSC Purchased Asset not paid by the related Obligor or (iii) resulting from the action or omission of the Servicer.

            If for any reason the indemnification provided in this Section 10.1 is unavailable to a CMF Indemnified Party or is insufficient to hold a CMF Indemnified Party harmless, then the Seller shall contribute to the maximum amount payable or paid to such CMF Indemnified

Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such CMF Indemnified Party on the one hand and the Seller on the other hand, but also the relative fault of such CMF Indemnified Party and the Seller, and any other relevant equitable considerations.

            Section 10.2 SECURITY INTEREST. Without prejudice to the provisions of Section 2.1 providing for the absolute transfer of the Seller's interest in the ARSC Purchased Assets and the proceeds thereof and any interest of the Seller in the other property described in clause (vi) of Section 2.1(a) to ARSC in order to secure the prompt payment and performance of all obligations of the Seller to ARSC arising in connection with this Agreement, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Seller hereby assigns and grants to ARSC a first priority security interest in the Seller's right, title and interest, if any, in, to and under all of the ARSC Purchased Assets and the proceeds thereof and any interest of the Seller in the other property described in clause (vi) of Section 2.1(a), whether now or hereafter existing.

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.1 AMENDMENTS; WAIVERS, ETC.

            (a) The provisions of this Agreement may be amended, modified or waived from time to time if such amendment, modification or waiver is in writing and signed by the Seller and ARSC and its assignees; PROVIDED, HOWEVER, that no amendment, modification or waiver of this Agreement shall be effective unless the Indenture Trustee shall consent to such amendment, modification or waiver in writing and the rating agencies then rating each Series of Notes shall have been notified of such amendment, modification or waiver. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            (b) No failure or delay on the part of ARSC or its assignees, or any CMF Indemnified Party, or any other third party beneficiary referred to in
Section 11.12(a) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to, or demand on, the Seller shall entitle it in any case to any notice or demand in similar or other circumstances. No waiver or approval by ARSC or its assignees under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

            Section 11.2 NOTICES, ETC. Unless otherwise stated herein, all notices, demands, consents, approvals and other communications provided for hereunder shall be in writing (including via telecopier) and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid, by telecopier or by overnight courier to the intended party at the address or telecopier number of such party set forth on Schedule 11.2 hereof, or at such other address or telecopier number as shall be designated by such party in a written notice to the other party hereto given in accordance with this Section 11.2. Copies of all notices and other communications provided for hereunder shall be delivered to the Issuer at its address for notices set forth in the Transfer and Servicing Agreement. All notices and communications provided for hereunder shall be effective when received.

            Section 11.3 CUMULATIVE REMEDIES. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 11.4 BINDING EFFECT; ASSIGNABILITY; SURVIVAL OF PROVISIONS. This Agreement shall be binding upon, and inure to the benefit of, ARSC and the Seller and their respective successors and assigns. The Seller may not assign any of its rights hereunder or any interest herein without the prior written consent of ARSC and its assignees. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated pursuant hereto. Such termination shall not occur prior to the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article VI and the indemnification and payment provisions of Article X and Section 11.6 and the provisions of Section 11.14, Section 11.16 and Section 11.17 shall be continuing and shall survive any termination of this Agreement.

            Section 11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ss. 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

            Section 11.6 COSTS, EXPENSES AND TAXES. In addition to the obligations of the Seller under Article X, the Seller agrees to pay on demand:

            (a) all reasonable costs and expenses incurred by ARSC and its assignees in connection with the negotiation, preparation, execution and delivery of, the administration (including periodic auditing), the preservation of any rights under, or the enforcement of, or any breach of, this Agreement (including any amendment, supplement or modification hereto), including without limitation (i) the reasonable fees, expenses and disbursements of counsel to any such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement and
(ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants) incurred in connection with any review of the Seller's books and records either prior to the execution and delivery hereof or pursuant to Section 7.1(h), and

            (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or any amendment, supplement or modification thereto, and agrees to indemnify each CMF Indemnified Party against any liabilities with respect to, or resulting from, any delay in paying or omission to pay such taxes and fees.

            Section 11.7 SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN

THE CITY OF NEW YORK, NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY (a) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT; (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; AND (c) IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, UNITED STATES OF AMERICA, AS ITS AGENT TO RECEIVE ON BEHALF OF IT AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS THAT MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND EACH PARTY HERETO HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. EACH PARTY HERETO AGREES TO ENTER INTO ANY AGREEMENT RELATING TO SUCH APPOINTMENT THAT THE PROCESS AGENT MAY CUSTOMARILY REQUIRE AND TO PAY THE PROCESS AGENT'S CUSTOMARY FEES UPON DEMAND. AS AN ALTERNATIVE METHOD OF SERVICE, EACH PARTY HERETO ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED PURSUANT TO SECTION 11.2. NOTHING IN THIS SECTION 11.7 SHALL AFFECT THE RIGHT OF EITHER PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF EITHER PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY HERETO OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

            Section 11.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF EITHER OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

            Section 11.9 INTEGRATION. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

            Section 11.10 CAPTIONS AND CROSS REFERENCES. The various captions (including without limitation the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

            Section 11.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

            Section 11.12 ACKNOWLEDGMENT AND CONSENT.

            (a) The Seller acknowledges that, from time to time prior to the Termination Date, ARSC intends to sell all of ARSC's right, title and interest in, to and under the ARSC Purchased Assets, this Agreement and all of the other Transaction Documents pursuant to the Transfer and Servicing Agreement and that the interests of ARSC hereunder will be further assigned pursuant to the Indenture. The Seller acknowledges and agrees to each such sale by ARSC and consents to the sale and assignment by ARSC of all or any portion of its right, title and interest in, to and under the ARSC Purchased Assets, this Agreement and the other Transaction Documents and all of ARSC's rights, remedies, powers and privileges and all claims of ARSC against the Seller under or with respect to this Agreement and the other Transaction Documents (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), including without limitation (whether or not an Unmatured Servicer Default or a Servicer Default has occurred and is continuing) (i) the right of ARSC at any time to enforce this Agreement against the Seller and the obligations of the Seller hereunder and (ii) the right at any time to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement, any other Transaction Document or the obligations in respect of the Seller thereunder, all of which rights, remedies, powers, privileges and claims may be exercised and/or enforced by ARSC's successors ands assigns to the same extent as ARSC may do. Each of the parties hereto acknowledges and agrees that ARSC's successors and assigns are third party beneficiaries of this Agreement, including without limitation the rights of ARSC arising hereunder, and may rely on the Seller's representations and warranties made herein as if made directly to them. The Seller hereby acknowledges and agrees that, except with respect to its rights under Section 4.3, it has no claim to or interest in any of the Lockbox Accounts.

            (b) The Seller hereby agrees to execute all agreements, instruments and documents and to take all other actions that ARSC or its assignees determines are necessary or appropriate to evidence its consent described in
Section 11.12(a). The Seller hereby acknowledges and agrees that ARSC in all of its capacities may assign to ARSC's successors and assigns such powers of attorney and other rights and interests granted by the Seller to ARSC hereunder and agrees to cooperate fully with the Indenture Trustee in the exercise of such rights.

            Section 11.13 NO PARTNERSHIP OR JOINT VENTURE. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture.

            Section 11.14 NO PROCEEDINGS. (a) The Seller hereby agrees that it will not institute against ARSC or join any other Person in instituting against ARSC any Insolvency Proceeding so long as the Final Payout Date shall not have occurred or there shall not have elapsed one year plus one day since the Final Payout Date. The foregoing shall not limit the right of the Seller to file any claim in or otherwise take any action with respect to any Insolvency

Proceeding that was instituted against ARSC or its successors by any Person other than the Seller.

            (b) ARSC hereby agrees that it will not institute against the Seller or join any other Person in instituting against the Seller any Insolvency Proceeding so long as the Final Payout Date shall not have occurred or there shall not have elapsed one year plus one day since the Final Payout Date. The foregoing shall not limit the right of ARSC to file any claim in or otherwise take any action with respect to any Insolvency Proceeding that was instituted against the Seller or its successors by any Person other than ARSC.

            Section 11.15 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement are for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 11.16 RECOURSE TO THE SELLER. Except to the extent expressly provided otherwise in the Transaction Documents, the obligations of the Seller under the Transaction Documents to which it is a party are solely the obligations of the Seller, and no recourse shall be had for payment of any fee payable by or other obligation of or claim against the Seller that arises out of any Transaction Document to which the Seller is a party against any director, officer or employee of the Seller. The provisions of this Section 11.16 shall survive the termination of this Agreement.

            Section 11.17 RECOURSE TO ARSC. Except to the extent expressly provided otherwise in the Transaction Documents, the obligations of ARSC under the Transaction Documents to which it is a party are solely the obligations of ARSC, and no recourse shall be had for payment of any fee payable by or other obligation of or claim against ARSC that arises out of any Transaction Document to which ARSC is a party against any director, officer or employee of ARSC. The provisions of this Section 11.17 shall survive the termination of this Agreement.

            Section 11.18 CONFIDENTIALITY. ARSC agrees to maintain the confidentiality of any information regarding CMSC, the Seller, Cendant Corporation and PHH obtained in accordance with the terms of this Agreement that is not publicly available; PROVIDED, HOWEVER, that ARSC may reveal such information (a) as necessary or appropriate in connection with the administration or enforcement of this Agreement or its funding of Purchases under this Agreement or (b) as required by law, government regulation, court proceeding or subpoena. Notwithstanding anything herein to the contrary, none of CMSC, the Seller, Cendant Corporation nor PHH shall have any obligation to disclose to ARSC or its assignees any personal and confidential information relating to a Transferred Employee.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          CENDANT MOBILITY FINANCIAL
                                            CORPORATION

                                          By: /s/ Dennis O'Gara
                                              ---------------------------------
                                              Name:  Dennis O'Gara
                                              Title: SVP, CFO


                                          APPLE RIDGE SERVICES CORPORATION

                                          By: /s/ Eric J. Barnes
                                              ---------------------------------
                                              Name:  Eric J. Barnes
                                              Title: VP, Controller


               [Signature Page to Receivables Purchase Agreement]

                                   APPENDIX A

                                   DEFINITIONS

      A. DEFINED TERMS. Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to them in the Purchase Agreement. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

            "ARSC" shall mean Apple Ridge Services Corporation, a Delaware corporation.

            "ARSC PURCHASE PRICE" shall have the meaning set forth in Section 3.1(b).

            "ARSC PURCHASE TERMINATION EVENT" shall have the meaning set forth in Section 9.1.

            "ARSC PURCHASED ASSETS" shall have the meaning set forth in Section 2.1(a).

            "ARSC SUBORDINATED LOAN" shall have the meaning set forth in Section 4.2.

            "ARSC SUBORDINATED NOTE" shall mean the ARSC Subordinated Note dated the Closing Date, made by ARSC and payable to the order of CMSC substantially in the form of Exhibit 4.2, as such note may be amended, supplemented, otherwise modified or replaced from time to time.

            "ARSC SUBORDINATED NOTE CAP" shall have the meaning set forth in
Section 4.2.

            "ARSC TERMINATION DATE" shall mean the date specified by the Indenture Trustee following the occurrence of an ARSC Purchase Termination Event; PROVIDED, HOWEVER, that if an Event of Bankruptcy has occurred with respect to either the Seller or ARSC, the ARSC Termination Date shall be deemed to have occurred automatically without any such notice.

            "CMF COLLECTIONS" shall mean all funds that are received on account of or otherwise in connection with any CMF Pool Asset, including without limitation all funds received (a) from or on behalf of any Obligor in payment of or otherwise in respect of any CMF Receivable included in the CMF Pool Assets (including without limitation funds received in respect of Advance Payments to the extent necessary to reduce the Aggregate Employer Balance of Receivables with respect to that Employer to zero), (b) from or on behalf of any Ultimate Buyer in respect of CMF Home Sale Proceeds, (c) from any other Person to the extent such funds were applied, or should have been applied, pursuant to any Contract to repay or discharge any CMF Receivable or CMF Related Asset included in the CMF Pool Assets (including without limitation insurance payments that any Transaction Party applies in the ordinary course of its business to amounts owed in respect of such CMF Pool Assets), (d) from the Seller in respect of Seller Adjustments with respect to the ARSC Purchased Assets under this Agreement or any other obligation of the Seller hereunder, (e) from the Originator in respect to Originator Adjustments with respect to the ARSC Purchased Assets under
Section 4.3(c) of the Purchase Agreement, (f) from the Servicer in respect of Servicer Dilution Adjustments with respect to the ARSC Purchased Assets under
Section 3.10(a) of the Transfer and Servicing Agreement and (g) from PHH in respect of any payments made by PHH as guarantor of the obligations of the Originator or the Servicer under the PHH Guarantee.

            "CMF HOME" shall mean any Home subject to a CMF Home Purchase Contract.

            "CMF HOME PURCHASE CONTRACT" shall mean any Home Purchase Contract that was executed, and pursuant to which CMF purchases a Home, on or after the Closing Date, and that relates to a Receivable included in the ARSC Purchased Assets.

            "CMF HOME SALE CONTRACT" shall mean any Home Sale Contract with respect to a CMF Home.

            "CMF HOME SALE PROCEEDS" shall mean any Home Sale Proceeds arising under a CMF Home Sale Contract.

            "CMF INDEMNIFIED LOSSES" shall have the meaning set forth in Section 10.1.

            "CMF INDEMNIFIED PARTY" shall have the meaning set forth in Section 10.1.

            "CMF NONCOMPLYING ASSET" shall have the meaning set forth in Section 4.3(a).

            "CMF NONCOMPLYING ASSET ADJUSTMENT" shall have the meaning set forth in Section 4.3(a).

            "CMF POOL ASSET" shall mean, collectively, all of the following assets and interests in property, whether now existing or hereafter arising and wheresoever located:

            (a) all CMF Receivables, all CMF Related Assets, all CMF Collections and all proceeds of the foregoing;

            (b) the PHH Guarantee;

            (c) all rights to payment due or to become due from the Seller under the Transaction Documents and all other rights and interests of ARSC under this Agreement and the other Transaction Documents;

            (d) all Lockboxes and Lockbox Accounts and all funds on deposit therein and certificates and instruments, if any, from time to time evidencing such accounts and funds on deposit therein, all investments made with such funds, all claims thereunder or in connection therewith and all interest, dividends, monies, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the foregoing; and

            (e) all moneys due or to become due and all amounts received or receivable with respect to any of the foregoing and all proceeds of, and earnings on the foregoing.

            "CMF PURCHASED ASSETS" shall have the meaning set forth in Section 2.1(a).

            "CMF RECEIVABLE" shall have the meaning set forth in Section 2.1(a).

            "CMF RECORDS" shall mean all Records maintained by the Seller with respect to the CMF Receivables and CMF Related Assets.

            "CMF RELATED ASSETS" shall have the meaning set forth in Section 2.1(a).

            "CMF RELATED PROPERTY" shall have the meaning set forth in Section 2.1(a).

            "COLLECTION ACCOUNT" shall have the meaning provided in the Transfer and Servicing Agreement.

            "DAILY SELLER REPORT" shall have the meaning set forth in Section
3.1.

            "ELIGIBLE RECEIVABLE" shall mean any Eligible Receivable as defined in the Purchase Agreement that has been (or will be at the time such Receivable becomes included in the ARSC Purchased Assets) validly transferred to ARSC by CMF under and in accordance with this Agreement.

            "FINAL PAYOUT DATE" shall mean the EARLIER of the date after the satisfaction and discharge of the Indenture pursuant to Article IV thereof on which either (i) all of the Notes have been paid in full or (ii) the Unpaid Balance of all outstanding Pool Receivables has been reduced to zero; PROVIDED that for purposes of this definition of Final Payout Date, the Unpaid Balance of a Defaulted Receivable shall be deemed to be outstanding until all Homes related thereto have been sold and such Receivable has been written off as uncollectible.

            "INDEPENDENT DIRECTOR" shall mean an individual who is an Independent Director as defined in the Certificate of Incorporation of ARSC as in effect on the date of this Agreement.

            "MATERIAL ADVERSE EFFECT" shall mean, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations or assets of the Seller, (b) the ability of the Seller to perform its obligations under any Transaction Document or all or any substantial portion of the Contracts, (c) the validity or enforceability of, or collectibility of, amounts payable by the Seller under any Transaction Document,
(d) the status, existence, perfection or priority of the interest of ARSC (and its assigns) in the ARSC Purchased Assets, taken as a whole, in each case free and clear of any Lien (other than Permitted Liens) or (e) the validity, enforceability or collectibility of all or any substantial portion of the ARSC Purchased Assets.

            "PERMITTED EXCEPTION" shall mean that, with respect to any representation, warranty or covenant with respect to the interest of ARSC and its assignees in the ARSC Purchased Assets or any Servicer Default, that (i) prior to recordation (A) pursuant to Section 8.3 of this Agreement and/or
Section 2.01(d)(i) of the Transfer and Servicing Agreement or (B) upon the sale of a Home to an Ultimate Buyer, record title to such Home may remain in the name of the related Transferred Employee, and no recordation in real estate records of any mortgage or any conveyance pursuant to the related Home Purchase Contract or Home Sale Contract in favor of any Transaction Party, the Issuer or any of ARSC's assignees and assigns pursuant to the Transfer and Servicing Agreement will be made except as otherwise permitted under Section 2.01(d)(i) of the Transfer and Servicing Agreement and (ii) no delivery of any Home Purchase Contract, Home Deed or Equity Loan Note to any custodian will be required.

            "POOL COLLECTIONS" shall mean, collectively and without duplication, the CMSC Collections and the CMF Collections; PROVIDED, HOWEVER, that any proceeds of Receivables that gave rise to CMF Noncomplying Asset Adjustments that have been paid as provided in Section 4.3 hereof or CMSC Noncomplying Asset Adjustments that have been paid as provided in Section 4.3 of the Purchase Agreement and any Related Property with respect to such Receivable shall not constitute Pool Collections and shall be promptly returned to CMF as provided in
Section 4.3 hereof.

            "POOL RECEIVABLES" shall mean, collectively, the CMSC Receivables and the CMF Receivables.

            "PURCHASE" shall mean each purchase of Receivables, Related Assets and other ARSC Purchased Assets by ARSC from the Seller hereunder.

            "PURCHASE AGREEMENT" shall mean the Purchase Agreement dated as of the date hereof by and between CMSC and the Seller.

            "SELLER" shall mean Cendant Mobility Financial Corporation.

            "SELLER ADJUSTMENT" shall have the meaning set forth in Section 4.3(c).

            "SELLER ASSETS" shall have the meaning provided in Section 2.1(a).

            "SELLER DILUTION ADJUSTMENT" shall have the meaning set forth in
Section 4.3(b).

            "SELLER PERSON" means the Seller and each of its Subsidiaries and Affiliates other than CMSC, ARSC and the Issuer.

            "SELLER PURCHASED ASSETS" shall have the meaning provided in Section 2.1(a).

            "SELLER RECEIVABLES" shall have the meaning provided in Section 2.1(a).

            "SELLER RELATED ASSETS" shall have the meaning provided in Section 2.1(a).

            "SELLER RELATED PROPERTY" shall have the meaning provided in Section 2.1(a).

            "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Purchase Agreement, the Transfer and Servicing Agreement, the PHH Guarantee, the ARSC Subordinated Note, the Lockbox Agreements and all agreements, instruments, certificates, reports and documents (other than any of the Contracts) executed and delivered or to be executed and delivered by ARSC under or in connection with any of the foregoing, as any of the foregoing may be amended, supplemented, restated or otherwise modified from time to time.

            "TRANSACTION PARTY" means ARSC, CMSC, the Seller, the Issuer or the Servicer (so long as the Servicer is CMSC or an Affiliate thereof).

            B. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP or with United States generally accepted regulatory principles, as applicable. To the extent that the definitions of accounting terms in this Agreement are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained in this Agreement shall control. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein are used herein as defined in such
Article 9.

            C. AGREEMENTS, REPRESENTATIONS AND WARRANTIES. The agreements, representations and warranties of ARSC and Cendant Mobility Financial Corporation in this Agreement in each of their respective capacities as buyer, Seller and originator shall be deemed to be the agreements, representations and warranties of ARSC and Cendant Mobility Financial Corporation solely in each such capacity for so long as ARSC and Cendant Mobility Financial Corporation act in each such capacity under this Agreement, PROVIDED that nothing in this paragraph shall be deemed to limit the survival of such agreements, representations and warranties.

            D. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement with respect to computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and each of the words `to" and "until' means "to but excluding".

            E. REFERENCE. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and references to "SECTION", "SUBSECTION", "APPENDIX", " SCHEDULE" and "EXHIBIT" in this Agreement are references to Sections, subsections, Appendices, Schedules and Exhibits in or to this Agreement unless otherwise specified in this Agreement.

                                  SCHEDULE 2.1
                                       to
                         RECEIVABLES PURCHASE AGREEMENT
                           Dated as of April 25, 2000

                       List of CMF Home Purchase Contracts

               Sent directly to Apple Ridge Services Corporation.


                                     S-2.1-1

                                 SCHEDULE 6.1(n)
                                       to
                         RECEIVABLES PURCHASE AGREEMENT
                           Dated as of April 25, 2000

                           Principal Place of Business
                    and Chief Executive Office of the Seller

CENDANT MOBILITY FINANCIAL CORPORATION
40 Apple Ridge Road
Suite 6000
Danbury, Connecticut 06810

                              List of Offices Where
                          the Seller Keeps CMF Records

CENDANT MOBILITY SERVICES CORPORATION
40 Apple Ridge Road
Danbury, CT 06810

CENDANT MOBILITY SERVICES CORPORATION
8081 Royal Ridge Parkway
Suite 200
Irving, TX 75063

CENDANT MOBILITY SERVICES CORPORATION
27271 Las Ramblas
Mission Viejo, CA 92691

CENDANT MOBILITY SERVICES CORPORATION
2221 Camden Court
Oakbrook, IL 60523

CENDANT MOBILITY SERVICES CORPORATION
401 Lennon Lane
Suite 200
Walnut Creek, CA 94598


                                   S-6.1(n)-1

                                 SCHEDULE 6.1(q)
                                       to
                         RECEIVABLES PURCHASE AGREEMENT
                           Dated as of April 25, 2000

         List of Legal Names for Cendant Mobility Financial Corporation

Mobility Financial Corporation


                                   S-6.1(q)-1

                                  SCHEDULE 11.2
                                       to
                         RECEIVABLES PURCHASE AGREEMENT
                           Dated as of April 25, 2000

                                Notice Addresses

CENDANT MOBILITY FINANCIAL CORPORATION
40 Apple Ridge Road
Suite 6000
Danbury, CT 06810
Fax: (203) 205-3054

APPLE RIDGE SERVICES CORPORATION
40 Apple Ridge Road
Suite 5000
Danbury, CT 06810
Fax: (203) 205-3056


                                    S-11.2-1

                                   EXHIBIT 2.1
                                       to
                         RECEIVABLES PURCHASE AGREEMENT
                           Dated as of April 25, 2000

                          FORM OF NOTICE OF ADDITIONAL
                           CMF HOME PURCHASE CONTRACTS

                                     [DATE]

Apple Ridge Services Corporation
40 Apple Ridge Road
Suite 5000
Danbury, CT 06810

      Re: ADDITIONAL CMF HOME PURCHASE CONTRACTS

Dear Sir or Madam:

      Reference is made to the Receivables Purchase Agreement, dated as of April 25, 2000 (the "Receivables Purchase Agreement"), between Cendant Mobility Financial Corporation and Apple Ridge Services Corporation. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Receivables Purchase Agreement.

      Pursuant to Section 2.1 of the Receivables Purchase Agreement, we are required to deliver a notice to you on the last of day of each month setting forth the new Home Purchase Contracts which were executed during such month. Attached hereto is a list of CMF Home Purchase Contracts that were executed during [Month/Year]. Pursuant to Section 2.1 of the Receivables Purchase Agreement, Schedule 2.1 to the Receivables Purchase Agreement is hereby amended to include the Home Purchase Contracts attached hereto.

                                            Very truly yours,

                                            CENDANT MOBILITY FINANCIAL
                                              CORPORATION


                                            By: _____________________________
                                                Name:
                                                Title:


                                     E-2.1-1

                                   EXHIBIT 4.2
                                       to
                         RECEIVABLES PURCHASE AGREEMENT
                           Dated as of April 25, 2000

                         FORM OF ARSC SUBORDINATED NOTE

                                 April 25, 2000

            1. NOTE. FOR VALUE RECEIVED, the undersigned, APPLE RIDGE SERVICES CORPORATION, a Delaware corporation ("ARSC"), hereby unconditionally promises to pay to the order of CENDANT MOBILITY SERVICES CORPORATION, a Delaware corporation ("CMSC"), in lawful money of the United States of America and in immediately available funds, on the day following the Final Payout Date, the aggregate unpaid principal sum outstanding of all "ARSC Subordinated Loans" made from time to time by CMSC to ARSC pursuant to and in accordance with the terms of that certain Receivables Purchase Agreement dated as of April 25, 2000, between the Seller and ARSC (as amended, restated, supplemented, or otherwise modified from time to time, the "Receivables Purchase Agreement"). Reference to Sections 4.2 and 5.2 of the Receivables Purchase Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All capitalized terms used herein that are not otherwise specifically defined herein shall have the meanings given to such terms in the Receivables Purchase Agreement. No advance shall be made hereunder on any date if the aggregate principal amount outstanding hereunder on such date, after giving effect to such advance, PLUS the aggregate amount then outstanding under the Notes, would exceed an amount equal to five times the net worth of ARSC. Proceeds of any loan hereunder shall be used solely for the purposes of paying the Purchase Price of the ARSC Purchased Assets.

            2. AGREEMENT TO MAKE ADVANCES. Subject to the limitations set forth herein and the following limitations set forth in Section 5.2 of the Receivables Purchase Agreement: (a) this ARSC Subordinated Note has been duly executed and delivered by ARSC and is in full force and effect, (b) no Event of Bankruptcy has occurred and is continuing with respect to ARSC and (c) after giving effect to the ARSC Subordinated Loan, the aggregate outstanding principal amount of this ARSC Subordinated Note does not exceed the ARSC Subordinated Note Cap, CMSC irrevocably agrees to make each ARSC Subordinated Loan requested by ARSC on or prior to the Termination Date for the sole purpose of purchasing ARSC Purchased Assets under the Receivables Purchase Agreement.

            3. INTEREST. ARSC further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to LIBOR PLUS 2.25%; PROVIDED, HOWEVER, that if ARSC defaults in the payment of any principal hereof, ARSC promises to pay, on demand, interest at the Prime Rate plus 2.00% per annum on any such unpaid amounts, accrued with respect to each Interest Period from the date such payment is due to the date of actual payment. LIBOR shall be determined on each LIBOR


                                     E-4.2-1

Determination Date on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date shall be determined on the basis of the rates quoted by the four major banks in the London interbank market selected by the Paying Agent to the Paying Agent as the rates at which deposits in United States dollars are offered by such banks in the London interbank market at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. Notwithstanding the foregoing, interest shall accrue at a rate equal to 8.46% per annum during the first Interest Period. Interest shall be payable on the Distribution Date in each month in arrears. The outstanding principal of any loan made under this ARSC Subordinated Note shall be due and payable on the day after the Final Payout Date, and may be repaid or prepaid at any time without premium or penalty.

            LIBOR Determination Date means the second London Business Day prior to the commencement of the second and each subsequent Interest Period. A London Business Day is any Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market and banking institutions in London are not authorized or obligated by law or regulation to close. An Interest Period is the period beginning on and including the Distribution Date immediately preceding such Distribution Date and ending on and excluding such Distribution Date; PROVIDED that the first Interest Period shall begin on and include April 25, 2000 and end on and exclude June 15, 2000. A Distribution Date means June 15, 2000 and the fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

            4. PRINCIPAL PAYMENTS. CMSC is authorized and directed by ARSC to enter in its books and records the date and amount of each loan made by it that is evidenced by this ARSC Subordinated Note and the amount of each payment of principal made by ARSC and, absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; PROVIDED that neither the failure of CMSC to make any such entry or any error therein shall expand, limit or affect the obligations of ARSC hereunder.

            5. SUBORDINATION. The indebtedness evidenced by this ARSC Subordinated Note is subordinated to the prior payment in full of all of ARSC's recourse obligations under the Transfer and Servicing Agreement. The subordination provisions contained herein are for the direct benefit of, and may be enforced by, ARSC's successors and assigns and/or any of their respective assignees (collectively, the "Senior Claimants") under the Transfer and Servicing Agreement. Until the date after the Final Payout Date on which all advances outstanding under the Transfer and Servicing Agreement have been repaid in full and all other obligations of ARSC thereunder (all such obligations, collectively, the "Senior Claims") have been indefeasibly paid and satisfied in full, CMSC shall not demand, accelerate, sue for, take, receive or accept from ARSC, directly or indirectly, in cash or other property or by set-off or any other manner (including without limitation from or by way of collateral) any payment or security of all or any of the indebtedness under this ARSC Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; PROVIDED, HOWEVER, that (i) CMSC hereby agrees that it will not institute against ARSC any Insolvency Proceeding unless and until a period of one year and one day has elapsed after the Final Payout Date and (ii) nothing in this paragraph shall


                                     E-4.2-4
restrict ARSC from paying, or CMSC from requesting, any payments under this ARSC Subordinated Note so long as ARSC is not required under the Transfer and Servicing Agreement to set aside the funds used for such payments for the benefit of, or otherwise pay over to, any of the Senior Claimants; and PROVIDED, FURTHER, that the making of such payment would not otherwise violate the terms and provisions of the Transfer and Servicing Agreement. Should any payment, distribution or security or proceeds thereof be received by CMSC in violation of the immediately preceding sentence, CMSC agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Indenture Trustee for the benefit of the Senior Claimants.

            6. BANKRUPTCY; INSOLVENCY. Upon the occurrence of any Insolvency Proceeding involving ARSC as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due under the Transfer and Servicing Agreement (whether or not any or all of such amount is an allowable claim in any such proceeding) before CMSC is entitled to receive payment on account of this ARSC Subordinated Note and, to that end, any payment or distribution of assets of ARSC of any kind or character, whether in cash, securities or other property in any applicable Insolvency Proceeding which would otherwise be payable to, or deliverable upon or with respect to, any or all indebtedness under this ARSC Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) pursuant to the Transfer and Servicing Agreement for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

            7. GOVERNING LAW. THIS ARSC SUBORDINATED NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS ARSC SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS ARSC SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS ARSC SUBORDINATED NOTE.

            8. WAIVERS. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. CMSC additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this ARSC Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

            9. ASSIGNMENT. Prior to the satisfaction and discharge of the Indenture pursuant to Article IV thereof, this ARSC Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator except in accordance with the Transfer and Servicing Agreement.


                                     E-4.2-4

                                            APPLE RIDGE SERVICES CORPORATION


                                            By: _____________________________
                                                Name:
                                                Title:

ACKNOWLEDGED AND AGREED:

CENDANT MOBILITY SERVICES CORPORATION


By: ______________________________________
    Name:
    Title:


                                     E-4.2-4